Exhibit 99.1

Brinker International, Inc.
2017 Performance Share Plan
Pursuant to Section 3 of the Brinker International, Inc. Stock Option and Incentive Plan (the “SOIP”), as most recently amended and re-approved by the shareholders of the Company on November 7, 2013, the Compensation Committee of the Board of Directors of Brinker International, Inc. (the “Committee”) may grant stock awards subject to such conditions, restrictions and contingencies as the Committee may determine.
The Brinker International, Inc. 2017 Performance Share Plan (the “Plan”) is adopted pursuant to the Committee’s authority under the SOIP to provide greater incentive to officers and key employees of Brinker International, Inc. (the “Company”) and its affiliates to achieve the highest level of individual performance and to encourage such officers or key employees to meet or exceed specified performance goals in order to contribute to the overall success of the Company.
The Plan is in all respects subject to the provisions of the SOIP, the terms of which are incorporated herein by reference.
1.Definitions. For purposes of the Plan, the terms listed below are defined as follows:
a.Adjusted Diluted Weighted Average Shares. The term “Adjusted Diluted Weighted Average Shares” or “WAS” means actual Diluted Weighted Average Shares prepared in accordance with GAAP adjusted for any adjustments set forth in the Appendix.
b.Adjusted Net Income. The term “Adjusted Net Income” means the Company’s Net Income prepared in accordance with GAAP adjusted to exclude items recorded in the Company’s “Other Gains and Charges” caption on the consolidated statement of comprehensive income and any other items which are excluded from the Company’s Net Income to determine Adjusted Net Income as presented in the quarterly and annual earnings releases.
c.Affiliate. The term “Affiliate” means (i) a subsidiary of the Company or (ii) any entity that is designated by the Committee as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of the common stock of such entity.
d.Annual Planning Process. The term “Annual Planning Process” means the process of establishing financial projections, performance metrics and operational plans for the Company for the Fiscal Year as approved by the Board.
e.Base Year EPS. The term “Base Year EPS” means the Adjusted Company Diluted Earnings per Share and is calculated as actual Company Adjusted Net Income modified for any adjustments set forth in the Appendix divided by actual Adjusted Diluted Weighted Average Shares (WAS) in the fiscal year prior to the beginning of the Measurement Period. For any Measurement Period following a fiscal year with the additional (53rd) business week, the Base Year EPS will be adjusted to remove the 53rd business week.
f.Board. The term “Board” means the Board of Directors of the Company.
g.Cause. The term “Cause” means one or more of the following:
(i)An act of fraud, misappropriation or embezzlement by the Participant in connection with the Company or a Related Company as determined by the affirmative vote of at least a majority of the Board or executive committee thereof;

Exhibit 99.1

(ii)Gross mismanagement or gross neglect of the Participant’s duties to the Company or a Related Company and its policies, procedures or guidelines as determined by the affirmative vote of at least a majority of the Board or executive committee thereof; or
(iii)Conviction of the Participant by a court of competent jurisdiction of a felony.
h.Change in Control. The term “Change in Control” means:
(i)a sale, transfer or other conveyance of all or substantially all of the assets of the Company on a consolidated basis; or
(ii)the acquisition of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, directly or indirectly, of securities representing 50% or more of the total number of votes that may be cast for the election of directors of the Company; or
(iii)the failure at any annual or special meetings of the Company’s shareholders held during the three-year period following a “solicitation in opposition” as defined in Rule 14a-6 promulgated under the Exchange Act, of a majority of the persons nominated by the Company in the proxy material mailed to shareholders by the management of the Company to win election to seats on the Board (such majority calculated based upon the total number of persons nominated by the Company failing to win election to seats on the Board divided by the total number of Board members of the Board as of the beginning of such three‑year period), excluding only those who die, retire voluntarily, are disabled or are otherwise disqualified in the interim between their nomination and the date of the meeting.
i.Compound Annual Growth Rate The term “Compound Annual Growth Rate” or “CAGR”, means the three-year growth rate determined using the formula:
CAGR = ((Ending EPS /Base Year EPS)^(1/3)-1).
In the event that the Measurement Period ends due to Change in Control, the CAGR calculation should be modified to account for the shorter time frame.
j.Disability. The term “Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.
k.Ending EPS. The term “Ending EPS” means Actual Company Diluted Earnings per Share and is calculated as actual Company Adjusted Net Income modified for any applicable adjustments as set forth in the Appendix divided by actual Adjusted Diluted Weighted Average Shares (WAS) at the end of Measurement Period.
l.Good Reason. The term “Good Reason” means the satisfaction of all of the following requirements:
(i)One or more of the following facts and circumstances exist: (A) a reduction in base salary other than a general reduction in base salary that affects all similarly situated executives in substantially the same proportions; (B) a reduction in target annual bonus opportunity; (C) a relocation of the principal location at which Participant is required to provide services by more than fifty (50) miles; (D) the Company’s failure to obtain an agreement from any successor to the Company to assume and agree to perform the obligations under the Plan in the same manner and to the same extent that the Company would

Exhibit 99.1

be required to perform, except where such assumption occurs by operations of law; (E) a material, adverse change in title, reporting relationship, authority, duties or responsibilities; or (F) a failure of any successor to the Company to nominate the Participant for election by shareholders to the successor Company’s board of directors; and
(ii)the Participant shall have provided the Company written notice within thirty (30) days of his or her knowledge or reason to know of the existence of any fact or circumstance constituting Good Reason, the Company shall have failed to cure or eliminate such fact(s) or circumstance(s) within thirty (30) days of its receipt of such notice, and the resulting termination of employment must occur within thirty (30) days following expiration of such cure period.
m.Measurement Period. The term “Measurement Period” means a consecutive three fiscal year period, or such other period as the Committee designates in writing prior to granting an Award pursuant to the Plan, beginning on the date described in a Participant’s Award; provided, however, that in the event of a Change in Control, the Measurement Period will end on the effective date of the Change in Control.
n.Performance Share. The term “Performance Share” means the right to receive a share of Stock upon satisfaction of the performance metrics and/or other requirements established by the Committee.
o.Rule of 70. The term “Rule of 70” means that the sum of the Participant’s age and the Participant’s years of service with the Company or an Affiliate equals or exceeds 70.
p.Separation from Service. The term “Separation from Service” means the Participant incurs a “separation from service” (within the meaning of Section 409A of the Code) with the Company.
q.SOIP Definitions. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan will have the meaning set forth in the SOIP.
2.Performance Shares.
a.Awards. A Participant will receive a grant of a target number of Performance Shares determined by the Committee, which will be set forth in the Participant’s award letter or other notification (an “Award”).
b.Achieved Shares. The number of a Participant’s Performance Shares that are earned for the Measurement Period (“Achieved Shares”) will be determined at the end of the Measurement Period based on the Company’s CAGR over the Measurement Period compared to a target CAGR for the Measurement Period and correlative distribution percentage, as approved by the Committee.
3.Earning Achieved Shares.
a.General Rule. The Achieved Shares determined for a Participant pursuant to Section 2, if any, will become fully earned on the earlier to occur of (i) the last day of the Measurement Period, provided that the Participant has not incurred a Separation from Service prior to such date, (ii) the date following a Change in Control the surviving corporation determines it will not assume or replace any outstanding or unvested Awards or (iii) the date of the Participant’s Separation from Service (A) without Cause or for Good Reason, if the Participant is the CEO of the Company, (B) without Cause or for Good Reason (excluding item (F) of such defined term), if the Participant is a member of the Company’s key leadership group (known as the “Brinker Leadership Team”), or (C) without Cause for any other Participant, in all cases within twenty-four (24) months following a Change in Control.
b.Death or Disability, Notwithstanding Section 3(a), if a Participant incurs a Separation from Service due to death or Disability prior to the last day of the Measurement Period, the Participant will be deemed to have fully earned the number of his or her Achieved Shares determined at the end of the Measurement Period pursuant to Section 2, if any.

Exhibit 99.1

c.Retirement. Notwithstanding Section 3(a), if on the date of a Participant’s Separation from Service prior to the last day of the Measurement Period, the Participant satisfies the Rule of 70 and the Participant is at least age 55 but not yet age 60, a pro-rata portion of the Participant’s Achieved Shares determined at the end of the Measurement Period pursuant to Section 2, if any, will be deemed earned, based on the number of complete months that the Participant was employed by the Company or an Affiliate during the Measurement Period, divided by the total number of complete months in the Measurement Period. If on the date of the Participant’s Separation from Service, (i) the Participant satisfies the Rule of 70 and is at least age 60, or (ii) the Participant is at least age 65 regardless of years of service, then the Participant’s Achieved Shares determined at the end of the Measurement Period pursuant to Section 2, if any, will be deemed fully earned.
d.Involuntary Termination. Notwithstanding Section 3(a), if a Participant is involuntarily separated from service by the Company for a reason other than for Cause prior to the last day of the Measurement Period, a pro‑rata portion of the Participant’s Achieved Shares determined at the end of the Measurement Period pursuant to Section 2, if any, will be earned based on the number of complete months that the Participant was employed by the Company or an Affiliate during the Measurement Period, divided by the total number of complete months in the Measurement Period.
e.Change in Control. Notwithstanding the provisions of Section 3(a), upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless otherwise provided in an Award all outstanding Awards that are not vested or paid at the time of the Change in Control shall be assumed by, or replaced with, Awards that have comparable terms by the surviving corporation (or parent or subsidiary of the surviving corporation). After a Change in Control, references to the “Company” as they relate to employment matters shall include the successor entity. If the Measurement Period ends as a result of a Change in Control, the Company will issue to each Participant who is employed on the date of the Change of Control a number of Shares equal to the number of Achieved Shares determined pursuant to Section 2, if any, based on the Company’s CAGR versus Target CAGR, but in no event less than 100% of the target number of the Participant’s Performance Shares. In addition, the Company will issue to each Participant who incurred a Separation from Service pursuant to Section 3(b), (c) or (d) prior to the date of the Change of Control a number of Shares equal to the number of Achieved Shares determined pursuant to the preceding sentence, further multiplied by the Participant’s earned percentage determined under Section 3(b), (c) or (d), as applicable.
f.Treatment of Outstanding Awards Not Assumed or Replaced. In the event of a Change in Control, to the extent all outstanding Awards are not assumed by, or replaced with Awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), then a pro-rata number of Performance Shares will become immediately vested based on the number of months that the Participant was employed by the Company or a Related Company during the Measurement Period, based on the Company’s CAGR versus Target CAGR, but in no event less than 100% of the target number of the Participant’s Performance Shares.
g.Termination of Employment Following Change in Control. If a Participant’s employment is terminated by the Company without Cause or, if applicable, the Participant terminates employment for the applicable Good Reason, in either case upon or within twenty-four (24) months following a Change in Control, the Participant’s outstanding Performance Shares shall become fully vested as of the date of such termination based on the Company’s CAGR versus Target CAGR, but in no event less than 100% of the target number of the Participant’s Performance Shares.
4.Forfeiture. Except as otherwise provided in Section 3, if a Participant incurs a Separation from Service prior to the last day of the Measurement Period, the Participant will immediately forfeit the Performance Shares and all interest in the Award as of the date of the Participant’s Separation from Service and the Participant will not be entitled to receive any payment with respect to the Performance Shares.

Exhibit 99.1

Furthermore, and notwithstanding Section 3, if subsequent to the Participant’s Separation from Service and prior to the Measurement Date (unless such Separation from Service is a termination by the Company without Cause or, if applicable a resignation by the Participant for the applicable Good Reason that, in either case, occurs following a Change in Control), the Participant becomes employed by, consults with, and/or participates as an officer, director, employee, independent contractor, adviser, consultant, partner, principal, or shareholder (with more than five percent (5%) equity) with any entity which owns and/or operates (either directly or indirectly) or is engaged, or planning to be engaged (either directly or indirectly) in the ownership and /or operation of any of the “Competitive Restaurants” listed below or successors thereto, then the Participant’s Award will be immediately forfeited.

1	Ale House Restaurant	29	Landry's Seafood
2	Applebee's	30	Legal Sea Foods
3	Beef O'Brady's	31	Longhorn Steakhouse
4	Bennigan's Tavern	32	McCormick & Schmick's
5	BJ's Restaurant and Brewhouse	33	McDonald's
6	Bonefish Grill	34	Miller's Ale House Restaurant
7	BRAVO! Cucina Italiana	35	Morton's of Chicago
8	Brio Tuscan Grille	36	O'Charleys
9	Buca di Beppo	37	Olive Garden
10	Buffalo Wild Wings	38	On The Border
11	California Pizza Kitchen	39	Outback Steakhouse
12	Carino's Italian Grill	40	Palm Restaurant
13	Carraba's Italian Grill	41	Panera
14	Champps Americana	42	Pappadeaux Seafood Kitchen
15	Cheddar's Casual Café	43	PF Chang's China Bistro
16	Cheesecake Factory	44	Pizza Hut
17	Chipotle Mexican Grill	45	Red Robin
18	Chuy's	46	Romano's Macaroni Grill
19	Cracker Barrel	47	Ruby Tuesday
20	Dave & Busters	48	Ruth's Chris Steak House
21	Fogo De Chao	49	Seasons 52
22	Fuddruckers	50	Taco Bell
23	Hooters	51	Texas Roadhouse
24	Houlihans	52	TGI Fridays
25	Houston's/Hillstone	53	Uno Chicago Grill
26	Il Fornaio Restaurant	54	Wendy's
27	J Alexanders	55	Yard House
28	KFC

5.Payment of Earned Achieved Awards. Each earned Achieved Share will entitle a Participant to receive one share of Stock. Subject to Section 6, shares of Stock with respect to earned Achieved Shares will be issued to each such Participant in payment of an Award during the 60-day period following the conclusion of the Measurement Period (including a Measurement Period that terminates due to the occurrence of a Change in Control) and the determination by the Committee of the Company’s performance pursuant to Section 2. The Company will issue a like number of shares of Stock to the Participant, and the Participant will own such shares of Stock free of all restrictions described herein. A Participant will not have the right to designate the taxable year of payment. At no time prior to the end of the Measurement Period will any Stock be issued pursuant to an Award.

Exhibit 99.1

6.Section 409A Payment Rules. Notwithstanding Section 5 or any other provisions of the Plan to the contrary, if the Company makes a good faith determination that a payment of a Participant’s vested Achieved Shares (a) constitutes a deferral of compensation for purposes of Section 409A of the Code, (b) is made to the Participant by reason of his or her Separation from Service and (c) at the time such payment would otherwise be made the Participant is a “specified employee” (within the meaning of Section 409A of the Code, using the identification methodology selected by the Company from time to time), the payment will be delayed until the first day of the seventh month following the date of the Participant’s Separation from Service. Furthermore, if the Achieved Shares are no longer subject to a substantial risk of forfeiture prior to a Change in Control, and the Change in Control does not constitute a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company (within the meaning of Section 409A of the Code), shares of Stock paid in settlement of the Achieved Shares will be paid at the applicable time described in Sections 3 and 5, determined without regard to the occurrence of the Change in Control. To the extent applicable, the Plan and the Awards are intended to comply with Section 409A of the Code and all provisions of this Agreement and the Plan will be administered, construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.
7.Dividends and Dividend Equivalents. A Participant will have no voting rights or dividend rights with respect to the Performance Shares or any shares of Stock underlying the Performance Shares during the Measurement Period. No Participant will be entitled to receive any cash dividends or dividend equivalents with respect to Performance Shares during the Measurement Period. However, at the same time that shares of Stock are issued under Section 5 or Section 6, the Participant (or the Participant’s beneficiary) will also receive a lump sum cash payment equal to the amount of cash dividends paid by the Company that were declared during the Measurement Period on the number of shares of Stock issued to the Participant (or the Participant’s beneficiary).
8.Capital Adjustments and Reorganizations. The number of Performance Shares covered by an Award will be subject to equitable adjustment, as determined by the Committee, to reflect any stock dividend, stock split, share combination, separation, reorganization, liquidation or the like, of or by the Company. In the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for the Award such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection with such substitution the surrender of the Award so replaced.
9.Clawback Provisions. If the Board, or an appropriate committee thereof, has determined that any fraud, negligence, or intentional misconduct by a Participant was a significant contributing factor to the Company having to restate all or a portion of its financial statement(s), the Board or committee will take, in its discretion, such action as it deems necessary to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including whether the restatement was the result of fraud, negligence, or intentional misconduct. The Board will, to the extent permitted by applicable law, in all appropriate cases, among other rights to require reimbursement of, or any gains realized from, any bonus or incentive compensation paid or awarded to the Participant, cause the cancellation of all of the Participant’s outstanding Awards under the Plan, if and to the extent that (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (b) the Participant engaged in any fraud or misconduct that caused or contributed to the need for the restatement, and (c) the amount of the incentive compensation that would have been awarded to the Participant had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may dismiss the Participant, authorize legal action, or take such other action to enforce the Participant’s obligations to the Company as it may deem appropriate in view of all the facts surrounding the particular

Exhibit 99.1

case. The Company will not seek to recover Awards as detailed above that vested more than three years prior to the date the applicable restatement is disclosed.
10.Taxes, Transaction Costs and Withholding. A Participant will be solely responsible for the payment of all taxes and transaction costs relating to the granting, vesting and payment of an Award. It will be a condition to the obligation of the Company to issue or transfer shares of Stock that the Participant pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state or local income or other taxes incurred in connection with the Award. If the amount requested is not paid, the Company may refuse to issue or transfer shares of Stock to the Participant (or to the Participant’s beneficiary).
11.Administration. The authority to interpret and administer the terms and conditions of the Plan will be vested in the Committee, and the Committee will have all powers with respect thereto as it has with respect to the SOIP. Any interpretation of the Plan by the Committee and any decision made by it with respect to the Plan is final and binding.
12.Relation to SOIP. Notwithstanding anything in the Plan to the contrary, the terms of the Plan will be subject to the terms of the SOIP, a copy of which may be obtained from the office of the Secretary of the Company. Any amendment to the SOIP will be deemed to be an amendment to the Plan to the extent that the amendment is applicable hereto.
13.No Employment Contract. Nothing contained in the Plan will (a) confer upon a Participant any right to be employed by or remain employed by the Company or any Affiliate, or (b) limit or affect in any manner the right of the Company or any Affiliate to terminate the employment or adjust the compensation of a Participant.
14.Unfunded Plan. It is the Company’s intention that the Plan be unfunded. The Company is not required to set aside any assets for payment of the benefits provided under the Plan, and no Participant will have a security interest in any Award.
15.Amendment and Termination. Subject to any restrictions set forth in the SOIP, the Committee may (a) amend, suspend, or terminate the Plan at any time, and (b) substitute any Awards (as defined in the SOIP) due currently or in the future under the Plan, including, but not limited to, any Awards (as defined in the SOIP) that have accrued to the benefit of Participants but have not yet been paid.
16.Governing Law. The interpretation, performance, and enforcement of the Plan will be governed by the laws of the State of Texas, without giving effect to the principles of conflict of laws thereof and all parties, including their successors and assigns, consent to the jurisdiction of the state and federal courts of Texas.

Appendix
1.References herein to “planned” metrics and events means those metrics and events that were established during the Annual Planning Process (or planned to occur in connection the Annual Planning Process). References herein to any unplanned metrics and events means those metrics and events that were not established during the Annual Planning Process (or not planned to occur in connection with the Annual Planning Process).
2.Adjustments to EPS. The calculations of Ending EPS and Base Year EPS will reflect the following adjustments.

Exhibit 99.1

(a)Accounting Changes. The EPS calculations will be adjusted to exclude any impacts associated with changes in accounting principles pursuant to accounting pronouncements adopted during the Measurement Period.
(b)Performance Plan Share Dilution. Undistributed Performance Shares will be excluded from the WAS calculations.
(c)Compensation Plan Expense. Expense related to the Performance Share and Profit Sharing Plans will be set to target values for the calculations of EPS.
(d)Brand or Business Dispositions. Any profit or loss associated with the disposition or sale of a Brand or business will be excluded from the Ending EPS calculation. Any related impacts to interest expense, weighted average number of shares, and profit associated with the disposed brand or business will be reflected in Beginning EPS and/or Ending EPS to the extent necessary to neutralize the impact of the event in both calculations. Associated disposition costs, including but not limited to transaction, transition, disintegration or restructuring will be excluded from the Ending EPS calculation.
(e)Brand or Business Acquisition. All profit or loss associated with the acquired brand or business, including associated changes to interest expense, as reported in the Company’s Adjusted Net Income, will be included in the Ending EPS calculation. Associated acquisition costs, including but not limited to transaction, transition, integration or restructuring, will be excluded from Ending EPS calculation.
(f)Refranchised Restaurants. Any gain or loss from refranchising will be excluded from the Ending EPS calculation. Any related impacts to interest expense, weighted average number of shares, and royalties or profit associated with the refranchised restaurants will be reflected in Beginning EPS and/or Ending EPS to the extent necessary to neutralize the impact of the event in both calculations.